NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

       -------------------------------- ----------------- -------------- -----------------
       TRUSTEE                          FOR               WITHHELD       PERCENTAGE FOR
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       John J. Brennan                  168,637,501.79    5,394,949.09   96.9%
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Charles D. Ellis                 168,694,922.82    5,337,528.06   96.9
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Rajiv L. Gupta                   168,343,448.27    5,689,002.61   96.7
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       JoAnn Heffernan Heisen           168,729,955.89    5,302,494.99   97.0
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Burton G. Malkiel                167,978,768.56    6,053,682.32   96.5
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Alfred M. Rankin, Jr.            168,668,095.05    5,364,355.83   96.9
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       J. Lawrence Wilson               168,089,433.04    5,943,017.84   96.6
       -------------------------------- ----------------- -------------- -----------------

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

       -------------- -------------  ------------ ------------- --------------
                                                  BROKER        PERCENTAGE
       FOR            AGAINST        ABSTAIN      NON-VOTES     FOR
       -------------- -------------  ------------ ------------- --------------
       -------------- -------------  ------------ ------------- --------------
       146,286,097.50 11,380,098.03  4,541,656.16 11,824,599.19 84.1%
       -------------- -------------  ------------ ------------- --------------